Exhibit 99.1

Vericel Corporation 25 Blue Sky Drive Burlington, MA 01803 T 617 588-5555 F 617 588-5554 www.vcel.com

Vericel Reports Second Quarter 2026 Financial Results, Raises Full-Year Financial Guidance and Announces Share Repurchase Program
Total Revenue Increased 22% to $77.5 Million, with MACI Revenue Growth of 23%
Net Income of $2.2 Million and Free Cash Flow of $14.3 Million
Full-Year 2026 Revenue Guidance Raised to $330 to $340 Million
Board of Directors Authorizes $200 Million Share Repurchase Program
Conference Call Today at 8:30am Eastern Time

BURLINGTON, Mass., July 30, 2026 (GLOBE NEWSWIRE) — Vericel Corporation (NASDAQ:VCEL), a leader in advanced therapies for the sports medicine and severe burn care markets, today reported financial results and business highlights for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights
•Total net revenue growth of 22% to $77.5 million
•MACI® net revenue growth of 23% to $65.5 million
•Burn Care net revenue growth of 22% to $12.0 million
•Gross margin of 73%
•Net income of $2.2 million, or $0.04 per diluted share
•Non-GAAP adjusted EBITDA margin of 19%
•Operating cash flow of $16.2 million
•Free cash flow of $14.3 million
•Approximately $227 million in cash and investments, and no debt

First Half 2026 Financial Highlights
•Total net revenue growth of 26% to $145.9 million
•MACI net revenue growth of 22% to $121.9 million
•Burn Care net revenue growth of 49% to $24.0 million
•Adjusted EBITDA growth of 47% to $24.4 million
•Operating cash flow of $32.6 million
•Free cash flow of $29.4 million

Exhibit 99.1
Business Highlights and Updates
•Record second quarter total revenue and MACI revenue
•MACI revenue growth of 20% or more for the fifth consecutive quarter, with a four-quarter trailing revenue growth rate of 23%
•Record NexoBrid® quarterly revenue, with 36% growth versus the prior quarter and 33% growth versus the prior year
•Epicel® second quarter revenue growth of 21%
•Double-digit MACI biopsy and implant growth, with record second quarter MACI biopsies, implants and biopsy and implanting surgeons and the second highest number of MACI biopsies and biopsy surgeons in any quarter since launch
•MACI marketing authorization application submitted to U.K. MHRA
•Board of Directors authorized $200 million share repurchase program

“The Company delivered excellent financial and business results in the second quarter as we continue to generate top-tier revenue and profit growth as well as significant free cash flow,” said Nick Colangelo, President and CEO of Vericel. “Given the strong performance across both of our commercial franchises in the first half of the year, the Company is well-positioned for sustained high revenue, profit, and cash flow growth in 2026 and beyond. Our financial outperformance and strong balance sheet allow the Company to continue to invest in our long-term growth initiatives and to opportunistically return capital to shareholders through the launch of the Company’s first share repurchase program, which reflects our confidence in the sustained growth trajectory for the Company in the years ahead.”

2026 Financial Guidance
•Total revenue of $330 to $340 million, compared to previous guidance of $326 to $336 million
•MACI revenue of $284 to $290 million, compared to previous guidance of $282 to $288 million
•Burn Care revenue of $46 to $50 million, compared to previous guidance of $44 to $48 million
•Reaffirmed full-year profitability guidance of gross margin of approximately 75% and adjusted EBITDA margin of approximately 27%

Second Quarter 2026 Results
Total net revenue for the quarter ended June 30, 2026 increased 22% to $77.5 million, compared to $63.2 million in the second quarter of 2025. Total net product revenue for the quarter included $65.5 million of MACI (autologous cultured chondrocytes on porcine collagen membrane) net revenue, $10.4 million of Epicel (cultured epidermal autografts) net revenue, and $1.5 million of NexoBrid (anacaulase-bcdb) net revenue, compared to $53.5 million of MACI net revenue, $8.6 million of Epicel net revenue, and $1.2 million of NexoBrid net revenue, respectively, in the second quarter of 2025.

Exhibit 99.1
Gross profit for the quarter ended June 30, 2026 was $56.4 million, or 73% of net revenue, compared to $46.6 million, or 74% of net revenue, for the second quarter of 2025.

Total operating expenses for the quarter ended June 30, 2026 were $56.0 million, compared to $48.6 million for the same period in 2025. The increase in operating expenses was primarily due to increased headcount and related employee expenses, including the MACI sales force expansion, and an increase in marketing programs.

Net income for the quarter ended June 30, 2026 was $2.2 million, or $0.04 per diluted share, compared to a net loss of $0.6 million, or $0.01 per diluted share, for the second quarter of 2025.

Non-GAAP adjusted EBITDA for the quarter ended June 30, 2026 was $14.9 million, or 19% of net revenue, compared to $13.4 million, or 21% of net revenue, for the second quarter of 2025. A table reconciling non-GAAP measures is included in this press release for reference.

Conference Call Information
Today’s conference call will be available live at 8:30 a.m. Eastern Time. The live webcast can be accessed on the Investor Relations section of the Vericel website at http://investors.vcel.com/events-presentations. Presentation slides for the conference call will be available on the webcast and on the Vericel website. A replay of the webcast will be available until July 30, 2027.

To participate by telephone, dial 800-330-6730 or +1-312-471-1351 if connecting from outside the U.S. When connected, please use passcode: 567253.

About Vericel Corporation
Vericel is a leading provider of advanced therapies for the sports medicine and severe burn care markets. The Company combines innovations in biology with medical technologies, resulting in a highly differentiated portfolio of innovative cell therapies and specialty biologics that repair injuries and restore lives. Vericel markets three products in the United States. MACI (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Epicel (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full thickness burns greater than or equal to 30% of total body surface area. Vericel also holds an exclusive license for North American rights to NexoBrid (anacaulase-bcdb), a biological orphan product containing proteolytic enzymes, which is indicated for eschar removal in adults and pediatric patients with deep partial-thickness and/or full-thickness thermal burns. For more information, please visit www.vcel.com.

Epicel®, MACI® and MACI Arthro® are registered trademarks of Vericel Corporation. NexoBrid® is a registered trademark of MediWound Ltd. and is used under license to Vericel Corporation. © 2026 Vericel Corporation. All rights reserved.

Exhibit 99.1
GAAP v. Non-GAAP Measures
Vericel’s reported earnings are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the Securities and Exchange Commission (SEC). Vericel has provided in this release certain financial information that has not been prepared in accordance with GAAP. Vericel’s management believes that the non-GAAP adjusted EBITDA, which includes adjustments for specific items that are generally not indicative of our core operations, and free cash flow described in this release, provide additional information that is useful to investors in understanding Vericel’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Vericel’s industry. However, the non-GAAP financial measures that Vericel uses may differ from measures that other companies may use. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Forward-Looking Statements
Vericel cautions you that all statements other than statements of historical fact included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe that we have a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting us and are subject to risks, assumptions, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Our actual results may differ materially from those expressed or implied by the forward-looking statements in this press release. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “continues,” “believe,” “guidance,” “outlook,” “target,” “future,” “potential,” “goals” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

Among the factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, uncertainties associated with our expectations regarding future revenue, growth in revenue, market penetration for MACI, MACI Arthro, Epicel, and NexoBrid in the U.S. and in applicable markets outside the U.S., growth in profit, gross margins and operating margins, the ability to continue to scale our manufacturing operations to meet the demand for our cell therapy products, the ability to sustain profitability, the expected target surgeon audience, potential fluctuations in sales and volumes and our results of operations over the course of the year, timing and conduct of clinical trial and product development activities, timing and likelihood of the FDA’s potential approval of the use of MACI to treat cartilage defects in the ankle, the timing and likelihood of obtaining market approval for MACI in the United Kingdom, the estimate of the commercial growth potential of our products and product candidates, competitive developments, changes in third-party coverage and reimbursement, including recent and future healthcare and drug pricing reform measures and private payor initiatives, surgeon adoption of MACI Arthro, physician and burn center adoption

Exhibit 99.1
of NexoBrid, labor strikes, supply chain disruptions or other events or factors that might affect our ability to manufacture MACI or Epicel or affect MediWound’s ability to manufacture and supply sufficient quantities of NexoBrid to meet customer demand, including but not limited to conflicts in the Middle East region involving Israel or those related to disruptions of land or sea transportation routes or distribution or shipping channels, uncertainties associated with the potential benefits of the Company’s agreement with BARDA for the procurement and development of NexoBrid and the availability of funding from BARDA under that agreement, negative impacts on the global economy and capital markets resulting from the conflicts in Ukraine and Iran, as well as other hostilities in the Middle East, changes in trade policies and regulations, including the potential for increases or changes in duties, current and potentially new tariffs or quotas, lingering effects of adverse developments affecting financial institutions, companies in the financial services industry or the financial services industry generally, changes in governmental monetary and fiscal policies, including, but not limited to, Federal Reserve policies in connection with continued inflationary pressures, the impact from future regulatory, judicial and legislative changes affecting our industry or the broader market, including those included in the One Big Beautiful Bill Act, and a U.S. government shutdown.

These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, Vericel’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 30, 2026, and in other filings with the SEC. These forward-looking statements reflect our views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Investor Contact:
Eric Burns
ir@vcel.com
+1 (734) 418-4411

Exhibit 99.1

VERICEL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Product sales, net	$77,457	$63,240	$145,882	$115,838
Total revenue	77,457	63,240	145,882	115,838
Cost of product sales	21,055	16,627	40,214	32,952
Gross profit	56,402	46,613	105,668	82,886
Research and development	7,493	6,731	15,597	13,992
Selling, general and administrative	48,475	41,911	97,701	83,715
Total operating expenses	55,968	48,642	113,298	97,707
Income (loss) from operations	434	(2,029)	(7,630)	(14,821)
Other income (expense):
Interest income	1,954	1,657	3,805	3,314
Interest expense	(160)	(157)	(320)	(310)
Other income (expense)	(22)	(24)	49	18
Total other income	1,772	1,476	3,534	3,022
Net income (loss)	$2,206	$(553)	$(4,096)	$(11,799)
Net income (loss) per common share:
Basic	$0.04	$(0.01)	$(0.08)	$(0.24)
Diluted	$0.04	$(0.01)	$(0.08)	$(0.24)
Weighted-average common shares outstanding:
Basic	51,075	50,368	50,925	50,138
Diluted	52,312	50,368	50,925	50,138

Exhibit 99.1
VERICEL CORPORATION
RECONCILIATION OF REPORTED NET INCOME (LOSS) (GAAP)
TO ADJUSTED EBITDA (NON-GAAP MEASURE)
(in thousands - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$2,206	$(553)	$(4,096)	$(11,799)
Stock-based compensation expense	9,083	10,140	20,377	21,645
Depreciation and amortization	3,620	2,826	6,887	5,512
Net interest income	(1,801)	(1,500)	(3,493)	(3,004)
Pre-occupancy lease expense and tech transfer	1,756	2,446	4,745	4,247
Adjusted EBITDA (Non-GAAP)	$14,864	$13,359	$24,420	$16,601

Exhibit 99.1
VERICEL CORPORATION
RECONCILIATION OF FREE CASH FLOW (NON-GAAP MEASURE)
(in thousands - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$16,191	$8,214	$32,574	$14,814
Capital expenditures	(1,932)	(8,133)	(3,189)	(22,345)
Free cash flow (Non-GAAP)	$14,259	$81	$29,385	$(7,531)

Net cash used in investing activities	$(2,820)	$(9,028)	$(7,021)	$(24,170)
Net cash provided by (used in) financing activities	$2,692	$1,641	$(287)	$4,839

Exhibit 99.1
VERICEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands - unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$125,358	$100,092
Short-term investments	37,100	37,407
Accounts receivable (net of allowance for doubtful accounts of $23 and $13, respectively)	75,712	84,634
Inventory	18,382	17,560
Other current assets	8,178	7,744
Total current assets	264,730	247,437
Property and equipment, net	105,603	108,397
Intangible assets, net	5,313	5,625
Right-of-use assets	62,014	64,774
Long-term investments	64,973	61,395
Other long-term assets	233	341
Total assets	$502,866	$487,969
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,614	$15,828
Accrued expenses	17,644	19,236
Current portion of operating lease liabilities	14,158	13,969
Other current liabilities	116	116
Total current liabilities	52,532	49,149
Operating lease liabilities	78,379	82,284
Other long-term liabilities	1,914	1,896
Total liabilities	132,825	133,329
Total shareholders’ equity	370,041	354,640
Total liabilities and shareholders’ equity	$502,866	$487,969